SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 19, 2003

                          Hibbett Sporting Goods, Inc.
             (Exact Name Of Registrant As Specified In Its Charter)

                        Commission file number: 000-20969

        Delaware                                                63-1074067
        (State of                                            (I.R.S. Employer
     Incorportation)                                        Indentification No.)


                               451 Industrial Lane
                            Birmingham, Alabama 35211
                    (Address of Principal Executive Offices)

                                 (205) 942-4292
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         ( c )
                  Exhibits.

     This exhibit is furnished pursuant to Item 12 and shall not be deemed to be "filed".

Exhibit No.                                          Description

    99.1                                    Press Release Dated August 19, 2003


Item 12 - Results of Operations and Financial Condition

     Hibbett Sporting Goods, Inc. announced its financial results for the second fiscal quarter ended August 2, 2003, in a press release issued on August 19, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

     The information in this Report, including the exhibit attached hereto, is furnished solely pursuant to Item 12 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                HIBBETT SPORTING GOODS, INC.

                                By /s/ Gary A. Smith
                                   Gary A. Smith
                                   Vice President and Chief Financial Officer

August 19, 2003

                                  EXHIBIT INDEX


Exhibit

     99.1                  Press Release dated August 19, 2003

                                                                    EXHIBIT 99.1

                    [Hibbett Sporting Goods, Inc. Letterhead]

                                                         Contact: Gary Smith
                                                         Chief Financial Officer
                                                         (205) 942-4292

             HIBBETT REPORTS RECORD SECOND QUARTER EARNINGS RESULTS
                     -  Earnings per Share Increases 23.5%
                     -  Raises Annual Earnings Guidance

     BIRMINGHAM,   Ala.  (August  19,  2003)  -  Hibbett  Sporting  Goods,  Inc.
(NASDAQ/NM: HIBB), a rapidly growing, full-line sporting goods retailer, today announced results for the second quarter ended August 2, 2003.

     Net sales for the 13-week period ended August 2, 2003, increased 8.8% to $71.7 million compared with $65.9 million for the 13-week period ended August 3, 2002. Comparable store sales increased 1.1% in the second quarter of fiscal 2004. Net income for the second fiscal quarter increased 21.8% to $3.2 million compared with $2.7 million in the second fiscal quarter of last year. Earnings per diluted share increased 23.5% to $0.21 from $0.17 in the prior year.

     Net sales for the 26-week period ended August 2, 2003, increased 10.7% to $151.3 million compared with $136.7 million for the 26-week period ended August 3, 2002. Comparable store sales increased 2.9% in the first half of fiscal 2004. Net income for the first half of fiscal 2004 increased 23.6% to $8.5 million compared with $6.9 million in the first half of fiscal 2003. Diluted earnings per share increased 22.2% to $0.55 from $0.45 in the prior year.

     Hibbett opened 16 new stores and closed two stores during the second quarter, bringing the store base to 390 stores, and plans to open a total of approximately 55 to 60 new stores, net of store closings, in fiscal year 2004.

     The  per  share  results   reported   herein  reflect  the  effect  of  the
three-for-two   stock  split,  which  was  distributed  on  July  15,  2003,  to stockholders of record on June 27, 2003.

     The Company also issued guidance for the third quarter ended November 1, 2003, of earnings per diluted share of approximately $0.24 to $0.26. The Company raised guidance for fiscal 2004 to approximately $1.10 to $1.12 per diluted share.

     Mickey Newsome, President and Chief Executive Officer, stated, "This quarter's results are a testament to a great merchandising plan and disciplined expense control. We offset a lower-than-expected comparable store sales figure during the quarter by selling more merchandise at full price. The resulting higher product margins, lower inventories per store and continued leveraging of our corporate and distribution center expenses yielded a solid improvement in our operating margins. We were pleased with sales trends in the quarter even though we encountered tough comparisons from last year's clearance sales and the unseasonably wet weather. The apparel category was particularly strong during the quarter, led by pro licensed apparel. Looking ahead to the third quarter, we are encouraged by recent sales trends, an exciting merchandise assortment and a clean inventory position that allows us to make opportunistic buys."

Investor Conference Call and Simulcast

     Hibbett Sporting Goods, Inc. will conduct a conference call at 10:00 am EDT on August 20, 2003, to discuss the second quarter results. The number to call for this interactive teleconference is (913) 981-5571. A replay of the conference call will be available until August 27th, by dialing (719) 457-0820 and entering the passcode, 431043.

     The Company will also provide an online Web simulcast and rebroadcast of its fiscal 2004-second quarter conference call. The live broadcast of Hibbett's quarterly conference call will be available online at www.streetevents.com and www.companyboardroom.com on August 20, 2003, beginning at 10:00 a.m. EDT. The online replay will follow shortly after the call and continue through September 3, 2003.

     Hibbett Sporting Goods, Inc. is a rapidly growing operator of full-line sporting goods stores in small to mid-sized markets, predominantly in the southeastern United States. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

     Certain matters discussed in this press release are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to general and regional economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition. A complete description of these factors, as well as others which could affect the Company's business, is set forth in the Company's periodic filings, including its Form 10-K/A dated May 1, 2003, and its Registration Statement on Form S-3 filed August 23, 2002, as amended.

                       HIBBETT SPORTING GOODS, INC. AND SUBSIDIARIES
                            Unaudited Statements of Operations
                      (Dollars in thousands, except per share amounts)

                                                       13 Weeks Ended            26 Weeks Ended
                                                 ---------------------------------------------------
                                                  August 2,     August 3,    August 2,     August 3,
                                                    2003          2002         2003          2002
                                                 ---------------------------------------------------
Net sales ...................................    $  71,731     $  65,919    $ 151,324     $ 136,709
Cost of goods sold, including warehouse,
     distribution, and store occupancy costs        49,744        45,816      104,379        94,609
                                                 ---------     ---------    ---------     ---------
     Gross profit ...........................       21,987        20,103       46,945        42,100
Store operating, selling, and administrative
     expenses ...............................       15,105        14,116       30,056        27,737
Depreciation and amortization ...............        1,796         1,710        3,550         3,381
                                                 ---------     ---------    ---------     ---------
     Operating income .......................        5,086         4,277       13,339        10,982

Interest (income) expense, net ..............          (20)           86          (43)          150
                                                 ---------     ---------    ---------     ---------
     Income before provision for income taxes        5,106         4,191       13,382        10,832
Provision for income taxes ..................        1,864         1,530        4,884         3,954
                                                 ---------     ---------    ---------     ---------
     Net income .............................        3,242         2,661        8,498         6,878
                                                 =========     =========    =========     =========
Net Income per common share:
     Basic earnings per share ...............    $    0.21     $    0.18    $    0.56     $    0.46
                                                 =========     =========    =========     =========
     Diluted earnings per share .............    $    0.21     $    0.17    $    0.55     $    0.45
                                                 =========     =========    =========     =========
Weighted average shares outstanding:
     Basic ..................................       15,320        15,073       15,250        15,010
                                                 =========     =========    =========     =========
     Diluted ................................       15,659        15,397       15,556        15,361
                                                 =========     =========    =========     =========


                        Unaudited Condensed Balance Sheet
                                 (In thousands)

                                                      August 2,   August 3, February 1,
                                                        2003        2002       2003
                                                      ---------  ---------- -----------
Assets
Cash and cash equivalents .........................    $ 23,030    $  3,638    $ 12,016
Accounts receivable, net ..........................       3,470       2,516       3,371
Inventories .......................................      93,755      94,372      86,246
Prepaid expenses and other ........................       6,929       5,548       1,558
                                                       --------    --------    --------
     Total current assets .........................     127,184     106,074     103,191

Property and equipment, net .......................      25,432      26,006      26,205
Other assets ......................................         243       1,190         184
                                                       --------    --------    --------
     Total assets .................................    $152,859    $133,270    $129,580
                                                       ========    ========    ========

Liabilities and Stockholders' Investment
Accounts payable ..................................    $ 38,125    $ 33,285    $ 24,869
Accrued expenses ..................................       5,819       5,503       7,361
                                                       --------    --------    --------
     Total current liabilities ....................      43,944      38,788      32,230

Long-term debt ....................................        --         5,439        --
Stockholders' investment ..........................     108,915      89,043      97,350
                                                       --------    --------    --------

     Total liabilities and stockholders' investment    $152,859    $133,270    $129,580
                                                       ========    ========    ========
